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                                  Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


              We consent to incorporation in this Registration Statement of our report dated March 1, 1996 (except for Notes 5A and 11 as to which the date is August 16, 1996), with respect to the financial statements of KSOL-FM and KYLZ-FM (Divisions of Crescent Communications, L.P.) for the nine months ended December 31, 1994 and year ended December 31, 1995 included in the Registration Statement (File No. 333-14207). We also consent to the reference of our firm under the caption "Experts".


                                           /s/ MILLER, KAPLAN, ARASE & CO.
                                                Miller, Kaplan, Arase & Co.

North Hollywood, California
February 5, 1997